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                                                                    EXHIBIT 10
                     SERVICES AND CONFIDENTIALITY AGREEMENT


1.       IDENTIFICATION.

         This Services and Confidentiality Agreement (the "Agreement") is made as of October 1, 1994, between Commonwealth Equity Trust, a California Real Estate Investment Trust ("CET"), and Fama Management, Inc., a California corporation ("Fama").


2.       RECITALS.

         2.1. CET is presently a debtor in possession operating under Chapter 11 of the United States Bankruptcy Code, and in connection with the bankruptcy proceeding has filed a plan of reorganization (the "Plan of Reorganization") with the bankruptcy court for confirmation. CET desires to engage a Chief Executive Officer to provide services to CET commencing October 1, 1994, which services shall continue following confirmation of the Plan of Reorganization in CET's bankruptcy proceeding, and following the effective date of the Plan of Reorganization (the "Effective Date"), to the extent confirmation of the Plan of Reorganization and the Effective Date occur prior to the expiration or termination of the "Term," as set forth in Article 3 below.

         2.2.      CET wishes to engage Fama to provide the services of Frank
A. Morrow ("Morrow") who will act as CET's Chief Executive Officer as of October 1, 1994 pursuant to the terms hereof. Fama desires to provide Morrow's services to CET, as more particularly described below.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:


3.       TERM.

         This Agreement shall commence on October 1, 1994 and shall continue for a period of one (1) year thereafter (the "Original Term"), unless earlier terminated by CET's Board of Trustees on written notice to Fama, with or without cause, in CET's sole discretion, subject to CET's payment of certain severance compensation to Fama as more particularly set forth in Section 5.2 below. The Original Term may be extended mutually by CET and Fama for an additional one (1) year period (the "Extension Period") on the same terms set forth herein which apply during the Original Term; notwithstanding the foregoing, if CET terminates this Agreement and Morrow's services as provided by Fama during the Extension Period, the amount of severance compensation which shall



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become payable to Fama on such termination shall be limited in the manner described in Section 5.2 below. The Original Term and any extension thereof shall be collectively referred to herein as the "Term."

4.       DUTIES.

         4.1. During the Term, Morrow shall report solely and directly to, and be under the immediate supervision of, CET's Board of Trustees. Notwithstanding the foregoing, CET's Board of Trustees shall not unduly interfere with the performance of Morrow's duties hereunder or Morrow's decision making with respect to CET's day-to-day operations. Morrow shall serve as CET's Chief Executive Officer, with the powers and duties consistent with such position. The responsibilities to be performed by Morrow shall be such as inhere in the position of Chief Executive Officer, and such other powers, duties and responsibilities as may be delegated or assigned to Morrow by CET's Board of Trustees, so long as Morrow maintains the duties of CET's Chief Executive Officer, i.e. Morrow shall maintain direct responsibility for the operations and administration of CET. Morrow's duties shall include, but are not limited to, responsibility for the planning, supervision, management and coordination of CET's asset and property portfolio, and, specifically, the management and leasing of CET's commercial and retail properties, management and operation of CET's hotels, management of CET's notes receivable portfolio, management of CET's joint venture interests, supervising the administration of CET's financial affairs, coordination of CET's advisors and supervision and administration of CET's employees, including the terms and conditions of employment of CET's employees in consultation with CET's Board of Trustees. Morrow is presently serving and shall continue to serve as Chairman of the Board of Trustees and Chief Executive Officer of California Real Investment Trust ("CalReit"). Morrow's services on behalf of CalReit shall be performed without additional compensation other than as set forth in Article 5 below.

         4.2. Fama shall cause Morrow to do and perform all services, acts and obligations necessary and advisable to carry out Morrow's duties hereunder in a competent and diligent manner, subject to and in accordance with the terms of this Agreement, CET's policies, rules and regulations and the direction of CET's Board of Trustees.

         4.3. Fama shall provide Morrow's services on a full time basis and Morrow shall not engage in any other business or employment during the Term. Fama shall cause Morrow to devote his full productive time, energy, effort, attention and ability solely to the performance of his duties as set forth herein, and to the proper and efficient management and development of the business and operations of CET. Notwithstanding the foregoing, CET acknowledges that Morrow currently holds the position of Director on the Board


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of Trustees of the Lansing Pacific Fund, and performs consulting services for
McCown DeLeeuw, and further, acknowledges that such activities are not in violation of the provisions of this Section 4.3, conditional that such obligations do not interfere with the performance of Morrow's responsibilities at CET.


5.       COMPENSATION.

         5.1. During the Term, and conditioned upon Morrow's full and faithful performance of his duties hereunder, CET shall pay to Fama, as full and complete compensation for all of the services to be rendered by Fama and/or Morrow hereunder, a salary equal to Twenty-Five Thousand Dollars ($25,000) per month. CET shall pay Fama one-half of the monthly salary on the tenth (10th) and the twenty-fifth (25th) day of each month during the Term.

         5.2. If CET terminates this Agreement and Morrow's services as provided by Fama during the Original Term, or if CET does not offer to extend the Original Term for an additional one (1) year period on the expiration of the Original Term as set forth in Section 3.1 above, CET shall pay to Fama upon such termination, or upon the expiration of the Original Term, as applicable, severance compensation in the amount of Three Hundred Thousand Dollars ($300,000) (the "Severance Compensation"). If CET terminates this Agreement and Morrow's services during the Extension Period, CET shall pay Fama the Severance Compensation reduced by the amount of any compensation paid to Fama as consideration for Morrow's services during the Extension Period. Neither Fama nor Morrow shall have any duty or obligation to mitigate any damages arising from CET's termination of this Agreement and Morrow's services, nor shall the amount of the Severance Compensation be reduced based on any mitigating circumstances. The Severance Compensation shall constitute full and complete payment to Fama of any and all amounts which may be or become owing from CET to Fama arising from this Agreement or Morrow's services as set forth herein, or the termination of this Agreement and such services, and neither Fama nor Morrow shall have any additional claim for compensation or damages on CET's termination of this Agreement and Morrow's services other than as set forth in this Section 5.2 and in Article 6 below.

         5.3. Fama shall be eligible to participate in any stock option plan adopted by CET, on terms to be determined by CET's Board of Trustees.

         5.4. Fama acknowledges that neither Fama nor Morrow shall be an employee of CET for federal tax purposes, and Fama shall be responsible for paying all of its and Morrow's estimated income and self-employment taxes. CET shall have no obligation to make any withholdings from compensation payable hereunder for state or federal taxes and shall have no other obligations of an employer


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with respect to Fama and/or Morrow.  Fama shall indemnify and hold CET harmless from and against any and all costs, liabilities, expenses, damages or fees (including, but not limited to, attorneys' fees and costs) resulting from a failure by Fama and/or Morrow to pay its or his own estimated income and self-employment taxes.

         5.5. All compensation payable for Morrow's services shall be payable to Fama directly, and not to Morrow. Morrow shall look solely to Fama to perform and discharge, and Fama shall fully perform and discharge, and CET shall have no responsibility or liability on account of, any obligation of an employer, including, without limitation, the payment and/or withholding of all sums required to be paid and/or withheld by such employer, pension, health and welfare benefits, social security, unemployment, workers' compensation and state disability insurance required in connection with, based on, resulting from or relating to the services to be rendered hereunder and/or the rights to be granted by Morrow under this Agreement and/or the compensation to be paid to Fama therefore. Fama and Morrow agree to indemnify and hold CET harmless from and against any and all liability (including, without limitation, judgments, penalties, interests, damages, costs, expenses and attorneys' fees) which CET may incur by reason of Fama's failure to assume and discharge all obligations imposed on employers (including, without limitation, with respect to income tax withholding as discussed in Section 5.4 above).


6.       EXPENSE REIMBURSEMENTS.

         6.1. CET shall reimburse Fama for Morrow's actual and reasonable out-of-pocket expenses incurred in the performance of Morrow's duties hereunder. Reimbursable expenses shall include Morrow's commuting costs from San Francisco to Sacramento, which shall include gasoline, tolls, parking, hotels and meals. In addition, CET shall reimburse Fama for Morrow's business expenses related to travel from Sacramento to Los Angeles, or other locations requiring his presence for CET business.

         6.2. Notwithstanding the provisions of Section 6.1 above, in no event shall the aggregate reimbursement of expenses from CET to Fama exceed Two Thousand Five Hundred Dollars ($2,500) in any month during the Term.

         6.3. CET's reimbursement of Morrow's expenses, as described in Sections 6.1 and 6.2 above, is expressly conditioned upon the following in each instance:

                   (a) Each such expense must be of a nature qualifying it as a proper deduction on CET's federal and state income tax returns as a business expense, and not as deductible compensation to Fama;



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                   (b)    Fama and/or Morrow furnishes CET with adequate
records and other documentary evidence required by either federal or state statutes or regulations issued by appropriate taxing authorities for the substantiation of such expenses as deductible business expenses of CET and not as deductible compensation to Fama; and

                   (c) Reimbursement shall be paid and payable by CET in accordance with its policies and procedures for making such reimbursements in the normal course of its business.


7.       CONFIDENTIAL INFORMATION.

         7.1. "Confidential Information" means any information relating to CET's business or operations which is not generally known outside of CET or information entrusted to CET by third parties, and includes information known as confidential or secret or which reasonably should be known as confidential or secret. Confidential Information may relate, for example, to financial or other investment information, shareholder information, CET's strategic planning, trade secrets, technology, ideas, processes, computer hardware, computer software, business or marketing plans, the names and locations of employees and/or shareholders, and any and all other information relating to CET and the operation of its business. Confidential Information may be contained in materials (collectively "Materials") such as business records, legal documents, correspondence, data, reports, programs, contracts between CET and third parties, or computer programs, or may be in the nature of, or consist of, unwritten knowledge, techniques, devices, processes, practices, methods or know-how. Notwithstanding the foregoing, "Confidential Information" does not include information (i) which is or becomes generally available to the public other than as a result of a disclosure by Fama, Morrow or its or his agents,
(ii) which was available to Fama and/or Morrow on a non-confidential basis prior to disclosure of the information to Fama and/or Morrow by CET, or (iii) which becomes available to Fama and/or Morrow on a non-confidential basis from a person or entity other than CET, who is not otherwise bound by a written confidentiality agreement prohibiting that person or entity from disclosing the information. For purposes hereof, information made public only in connection with CET's Chapter 11 bankruptcy proceeding shall not be deemed information generally available to the public.

         7.2. Fama acknowledges that a confidential and fiduciary relationship exists between Fama and Morrow, on the one hand, and CET, on the other hand, in connection with CET's Confidential Information.

         7.3. Other than as required in order for Morrow to perform the services contemplated herein, and other than in compliance with



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a subpoena or a court order (if the Confidential Information is not the subject of a protective order), Fama shall not, and shall cause Morrow not to, use, disclose, disseminate or otherwise communicate, directly or indirectly, in whole or in part, at any time or in any manner, whether during the Term or for a period of sixty (60) months thereafter, or twelve (12) months in connection with Confidential Information specific to any property owned by CET, any Confidential Information, without CET's prior written consent in each instance, and Fama shall use its best efforts to prohibit its representatives, or any third person acting for or on Fama's or Morrow's behalf to do any of the foregoing. If at any time Fama and/or Morrow becomes aware of any such unauthorized use, disclosure, dissemination or communication, or any threat thereof, Fama shall immediately notify CET, which notice shall specify the person(s) and circumstances relating to such unauthorized use, disclosure, dissemination, communication or threat.

         7.4. All Confidential Information relating to CET's business that comes into Fama's and/or Morrow's knowledge or possession, as between CET on the one hand, and Fama and Morrow on the other, is CET's exclusive property, and except as necessary in order for Morrow to perform the services contemplated herein, may not be reproduced, copied, summarized or removed from CET's premises without CET's prior written consent in each instance. Any such Confidential Information removed from CET's premises shall be immediately returned to CET when it is no longer required in order for Morrow to perform his duties hereunder or upon CET's demand at any time or times.

         7.5. Fama acknowledges that all Confidential Information created by Fama and/or Morrow shall be CET's exclusive property, free of any claim or interest of any third party, and Fama, for itself and on behalf of Morrow, hereby irrevocably and perpetually assigns to CET all rights of every kind or nature which arise from Morrow's and/or Fama's creation of any Confidential Information, to the extent that CET does not already own such rights.

         7.6. In CET's sole discretion, CET may elect to apply for, obtain, register or take any action to protect or prevent the infringement, dissemination or release of any Confidential Information. If CET chooses to take any such action, either during or after the Term, Fama shall:

                   (a) take any reasonable action CET determines to be necessary or desirable in connection with the exercise and/or protection of these rights; and

                   (b) execute and acknowledge before a notary and deliver to CET, in a form suitable to CET, any document reasonably necessary or required to obtain, exercise or protect such rights.


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         7.7.      Fama hereby irrevocably appoints any of CET's authorized
corporate officers to act as its and Morrow's agent and attorney-in-fact, which appointment is coupled with an interest, to perform all acts described in
Section 7.6 above.

         7.8. Fama's covenants and agreements contained in this Article 7 shall be deemed to be effective as of the date Fama and/or Morrow first acquired knowledge of any Confidential Information.

         7.9. Fama's covenants and agreements contained in this Article 7 shall survive the expiration or termination of this Agreement.


8.       INDEMNIFICATION.

         CET shall, to the maximum extent permitted by law, indemnify and hold Fama and Morrow harmless from and against any and all claims, actions, causes of actions, judgments, liabilities, obligations and expenses, including without limitation, reasonable attorneys' fees, court costs, judgments, fines, settlements, and other amounts actually incurred ("Liabilities") arising out of, relating to, or in connection with the discharge of Fama's and Morrow's duties hereunder; provided, however, that CET shall have no obligation to indemnify Fama or Morrow for any Liabilities resulting from Fama's or Morrow's bad faith, malfeasance, gross negligence or reckless disregard of duties as described herein.


9.       REPRESENTATIONS, WARRANTIES AND COVENANTS.

         9.1. Fama is and shall remain during the Term a corporation in good standing, duly organized and existing under the laws of the State of California, and authorized to engage in business in the State of California.

         9.2. Fama has a valid, binding and subsisting agreement with Morrow pursuant to which Morrow is obligated to render Morrow's services exclusively for Fama for at least the full Term, and pursuant to which Fama has the full right and authority to enter into this Agreement and furnish Morrow's services and to grant CET the rights herein granted.

         9.3. Fama has not undertaken any obligations to any person, firm, corporation or other entity which might conflict with, interfere with, or derogate from the rights granted to CET hereunder, or the obligations incurred by Morrow in this Agreement.

         9.4. CET has been authorized by its Board of Trustees to enter into this Agreement, and once such Agreement has been approved by the bankruptcy court, no further approval or authority




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is required in order for this Agreement to constitute a legal and binding obligation of CET.

         9.5. CET shall obtain and maintain Directors and Officers Liability Insurance covering Morrow during the Term, to the extent such insurance is reasonably available.


10.      MISCELLANEOUS.

         10.1. This Agreement is to be governed by and construed under the laws of the State of California.

         10.2. Should any provision of this Agreement for any reason be declared invalid, void or unenforceable by a court of competent jurisdiction, such adjudication shall in no way affect any other provision of this Agreement nor the validity or enforcement of the remainder of this Agreement, and any provision so affected shall be curtailed only to the extent necessary to bring this Agreement within the applicable requirements of the law.

         10.3. This Agreement contains the sole and entire understanding between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements, understandings, statements and practices among the parties.

         10.4. This Agreement may not be modified, except in writing, signed by the parties hereto. No waiver of any provision of this Agreement shall be deemed to be a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party charged with the waiver.

         10.5. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

         10.6. Any notices, requests, demands, waivers, consents, approvals or other communications which are required hereunder shall be in writing and shall be deemed given only if delivered personally or sent by telegram or by registered or certified mail, postage prepaid, return receipt requested, to the recipients at the following addresses:

         If to CET:               Commonwealth Equity Trust
                                  705 University Avenue
                                  Suite A
                                  Sacramento, CA  95825
                                  Attn:  Chairman of the Board of Trustees


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         with a copy to:  Greenberg, Glusker, Fields,
                           Claman & Machtinger
                          1900 Avenue of the Stars,
                          Suite 2000
                          Los Angeles, CA  90067
                          Attn:  Paula J. Peters, Esq.

         If to Fama:      Fama Management, Inc.
                          1249 Lombard Street
                          San Francisco, CA  94109

         10.7. If either party to this Agreement brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in such action shall be entitled to an award of reasonable costs of litigation, including attorneys' fees and related costs, to be paid by the losing party in such amount as may be determined by the court having jurisdiction in such action.

         10.8.  In addition to attorneys' fees and costs as provided for in
Section 10.7 above, the parties hereto agree that if any dispute between the parties results in a judgment in favor of either party, the prevailing party shall be entitled to recover from the other all attorneys' fees and costs incurred by the prevailing party in enforcing such judgment. This provision is intended to be severable from any other provision in this Agreement and is not to be deemed merged in the judgment.

         10.9. Any dispute, controversy or claim with respect to this Agreement shall be settled by final and binding arbitration in the City of San Francisco, State of California. Such arbitration shall be conducted in accordance with the rules of the American Arbitration Association or its successor. Judgment upon the award rendered by the arbitrator in such proceeding may be entered in any court having jurisdiction thereof.


         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date set forth below.

Date of
Execution:  ____________, 1994                     COMMONWEALTH EQUITY TRUST,
                                                   a California Real Estate
                                                   Investment Trust


                                                   By:__________________________
                                                      Doris V. Alexis, Chairman
                                                      of the Board of Trustees



                    (SIGNATURES CONTINUED ON FOLLOWING PAGE)


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Date of
Execution:  ____________, 1994                     FAMA MANAGEMENT, INC.,
                                                   a California corporation


                                                   By:__________________________
                                                      Its:______________________

ACKNOWLEDGED, ACCEPTED
AND AGREED TO:



________________________
FRANK A. MORROW





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